Exhibit (e)(2)(i)

SCHEDULE A

Placement Agency Agreement

GMO TRUST

40 Rowes Wharf, Boston, MA 02110

# of Portfolios	Series	Class
1	GMO Resource Transition Fund	III, IV, V, VI
2	GMO U.S. Opportunistic Value Fund	III, IV, V, VI